                      SARA LEE CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE         EXHIBIT 11
                       (in millions except per share data)


                                                                    FOR THE PERIODS ENDED DECEMBER 28, 1996
                                                        --------------------------------------------------------------
                                                                 PRIMARY                          FULLY DILUTED
                                                        ---------------------------         --------------------------
                                                         Thirteen        Twenty-Six          Thirteen      Twenty-Six
                                                            Weeks           Weeks              Weeks          Weeks
                                                        -----------     -----------         -----------    -----------
EARNINGS:

Net income                                               $    317       $    523            $    317       $    523

Less:  Dividends on Preferred Stocks,
        net of tax benefits                                    (6)           (13)                 (3)            (6)

       Adjustment attributable to conversion of
        ESOP Convertible Preferred Stock                       --             --                  (1)            (3)
                                                        -----------     -----------         -----------    -----------
Net Income Available for Common Stockholders             $    311       $    510            $    313       $    514
                                                        -----------     -----------         -----------    -----------
                                                        -----------     -----------         -----------    -----------



SHARES:

Weighted Average Shares Outstanding                           480            481                 480            481

Add:  Common Stock Equivalents -

      Stock options                                             4              3                   4              4

      ESOP Convertible Preferred Stock                         --             --                  18             18

      Restricted stock and other                                2              2                   2              2
                                                        -----------     -----------         -----------    -----------
Adjusted Weighted Average Shares Outstanding                  486            486                 504            505
                                                        -----------     -----------         -----------    -----------
                                                        -----------     -----------         -----------    -----------


NET INCOME PER COMMON SHARE                              $   0.64       $   1.05            $   0.62       $   1.02
                                                        -----------     -----------         -----------    -----------
                                                        -----------     -----------         -----------    -----------

                      SARA LEE CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE        EXHIBIT 11
                       (in millions except per share data)          (Continued)


                                                                    FOR THE PERIODS ENDED DECEMBER 30, 1995
                                                        --------------------------------------------------------------
                                                                 PRIMARY                          FULLY DILUTED
                                                        ---------------------------         --------------------------
                                                         Thirteen        Twenty-Six          Thirteen      Twenty-Six
                                                            Weeks           Weeks              Weeks          Weeks
                                                        -----------     -----------         -----------   ------------
EARNINGS:

Net income                                               $    283       $    469            $    283       $    469

Less:  Dividends on Preferred Stocks,
        net of tax benefits                                    (7)           (14)                 (3)            (7)

       Adjustment attributable to conversion of
        ESOP Convertible Preferred Stock                       --             --                  (2)            (3)
                                                         -----------    -----------         -----------    -----------
Net Income Available for Common Stockholders             $    276       $    455            $    278       $    459
                                                         -----------     -----------         -----------   -----------
                                                         -----------     -----------         -----------   -----------



SHARES:

Weighted Average Shares Outstanding                           481            481                 481            481

Add:  Common Stock Equivalents -

      Stock options                                             2              2                   3              3

      ESOP Convertible Preferred Stock                         --             --                  18             18

      Restricted stock and other                                2              1                   2              1
                                                         -----------    -----------         -----------    -----------

Adjusted Weighted Average Shares Outstanding                  485            484                 504            503
                                                         -----------    -----------         -----------    -----------
                                                         -----------    -----------         -----------    -----------

NET INCOME PER COMMON SHARE                              $   0.57       $   0.94            $   0.55       $   0.91
                                                         -----------    -----------         -----------    -----------
                                                         -----------    -----------         -----------    -----------


                                                                         Page 19